Exhibit 99.1

News Release

MagnaChip Semiconductor Pre-Announces Preliminary Fourth Quarter 2016 Financial Results

SEOUL, South Korea and SAN JOSE, Calif., Jan, 10, 2017 — MagnaChip Semiconductor (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today pre-announced preliminary financial results for the fourth quarter of 2016.

Revenue in the fourth quarter now is estimated to be approximately $180 million and gross profit margin is expected to be approximately 25%. These preliminary financial results for the fourth quarter of 2016 compare with the Company’s previous fourth quarter forecast on October 27, 2016 of revenue in the range of $174-180 million and gross profit margin in the range of 22-24%.

The Company’s preliminary financial results in the fourth quarter of 2016 benefited primarily from a richer-than-expected product mix and a larger-than-expected increase in foundry revenue. Gross profit margin in both the Foundry Services Group and the Standard Products Group improved sequentially in the fourth quarter of 2016, and gross profit margin for the AMOLED product line continued to exceed the corporate average in the fourth quarter of 2016. Adjusted EBITDA now is estimated to be higher in the fourth quarter of 2016 as compared to the prior third quarter, based on preliminary financial results for the fourth quarter of 2016.

These preliminary estimates are not a comprehensive statement of our fourth quarter 2016 financial results and actual results may differ materially from these estimates.

The Company expects to announce full financial results for the fourth quarter on February 9 at 4:15 p.m. ET and will host an investor conference call.

“We ended 2016 on a strong note, as estimated revenue came in at the high end of the Company’s previous guidance and estimated gross profit margin exceeded the top end of the guidance range,” said YJ Kim, CEO of MagnaChip Semiconductor. “Our preliminary financial results in the fourth quarter of 2016 continued to demonstrate the ongoing progress of our business turnaround strategy.”

About MagnaChip Semiconductor Corporation

MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer, communication, industrial and computing applications. The Company’s Display Solutions, Power Solutions, and Foundry Services Groups provide a broad range of standard products and manufacturing services to customers worldwide.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our future operating and financial performance. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on February 22, 2016 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

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CONTACTS: In the United States: Bruce Entin Entin Consulting Tel. +1-408-625-1262 Investor.relations@magnachip.com	In Korea: Chankeun Park Director of Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

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